UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           February 23, 2015

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

4585 S Palo Verde Road, Suite 405, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On February 23, 2015, in order to reduce costs, the Audit Committee of Applied Energetics, Inc. (the “Company”) engaged Liggett, Vogt & Webb, P.A. (“Liggett”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2014.

On March 3, 2015, the Company’s Audit Committee advised BDO USA, LLP (“BDO”) that it is dismissing BDO as the Company’s registered independent public accounting firm as a cost saving measure.

BDO’s reports on the financial statements of the Company for the fiscal years ended December 31, 2012 and 2013 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope, or accounting principles, but were modified as to uncertainty as to the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended December 31, 2012 and 2013 and the subsequent interim periods through March 3, 2015, there were: (i) no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO a copy of the above disclosures in this Item 4.01 and requested that BDO provide the Company with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of this letter dated March 3, 2015 furnished by BDO in response to that request is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2012 and 2013 and through the interim periods preceding March 3, 2015, the Company did not consult with Liggett regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Liggett did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On March 2, 2015, Mark Lister notified the Board of Directors of the Company that he is resigning from his position as director of the Company.

On March 2, 2015 the Company’s Board of Directors designated George Farley as its principal executive officer and principal financial officer.

George P. Farley is a certified public accountant, has been a member of our Board of Directors since March 2004. Mr. Farley is Chairman of the Audit Committee and also serves as a member of the Compensation Committee. Since 1999, Mr. Farley has operated a consulting practice in which he assists and advises public and private companies in complex financial transactions, on complex accounting and reporting issues and at time providing Chief Financial Officer services. Mr. Farley has been providing financial consulting services since 1999. Through 2007, Mr. Farley served as a Director and a member of the Audit Committee of iCad, Inc. He has also served as a Director and member of the Audit Committee of Preserver Insurance Company, Inc. and Acorn Holdings Corp and as a Director for Olympia Leather Company, Inc. From November 1997 to August 1999, Mr. Farley was a Chief Financial Officer of Talk.com, Inc., which provides telecommunication services. Mr. Farley was also a director of Talk.com, Inc. Mr. Farley joined BDO USA, LLP in 1962 and was a partner at BDO USA, LLP from 1972 to 1995, where he served as the managing partner of BDO’s Philadelphia Office, National Director of Mergers and Acquisition and established BDO’s valuation practice.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

16.1 Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ George Farley
George Farley
Principal Executive Officer and Principal
Financial Officer

Date: March 4, 2015